UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Edgewater Technology, Inc. (“Edgewater” or the “Company”), through its wholly-owned subsidiary, Edgewater Technology-Ranzal, Inc., entered into a definitive Asset Purchase Agreement, dated as of December 10, 2007 (the “Purchase Agreement”), by and among Edgewater Technology-Ranzal, Inc. and the sole member of Vertical Pitch, LLC (“Vertical Pitch”), providing for the acquisition of certain assets of Vertical Pitch (the “Acquisition”). The Purchase Agreement contains certain representations, warranties, covenants and indemnities, which among other things provides the Company with certain rights related to the Acquisition. There is no Company earnout obligation in connection with the Acquisition.

Acquisition of Vertical Pitch: On December 10, 2007, Edgewater, through its wholly-owned subsidiary, Edgewater Technology-Ranzal, Inc, a Delaware corporation, acquired certain assets of Vertical Pitch, pursuant to the terms of a Purchase Agreement (the “Closing”).

The Company paid total up front Acquisition consideration of $20.0 million, which included $14.0 million in cash and approximately $6.0 million in (or 876,040 shares) of Edgewater common stock (based upon the average closing price of Edgewater’s common stock 30 days immediately preceding the acquisition). The common stock issued in connection with the Acquisition is subject to lock-up provisions expiring over a three-year period from the date of the Closing.

Strategic Objectives for Vertical Pitch Acquisition: The Company believes that acquiring the Vertical Pitch business achieves the following strategic goals:

•	Immediate accretion to earnings;

•	Further solidifies Edgewater’s Corporate Performance Management (“CPM”) / Business Intelligence (“BI”) offering expertise and reach;

•	Continues the expansion of Edgewater’s national footprint with a Denver office; and

•	Leverages future growth opportunities within the Company’s other business service offerings.

Source of Funds: The Acquisition will be accounted for as an asset purchase. The $14.0 million in upfront cash was funded from Edgewater’s working capital.

Description of Business of Acquired Entity: Headquartered in Golden, Colorado, Vertical Pitch is a leader in delivering state-of-the art CPM/BI solutions, helping organizations rapidly reach goals by providing greater visibility into financial and operational performance. Vertical Pitch has delivered its services to organizations across various vertical markets including Consumer Packaged Goods, Financial Services, Insurance, Healthcare/Life Sciences and Energy/Utilities.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Acquisition is incorporated by reference into this Item 2.01.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

As described in Item 1.01 above, the Company issued 876,040 shares of, representing approximately 7.1%, of its outstanding, common stock in connection with the Acquisition, in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to section 4(2) thereof and Regulation D thereunder. The Company relied upon the representations and warranties of the seller, including its agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 10, 2007, the Company issued a press release regarding the matters described above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. Information set forth in Item 7.01 is being furnished, as opposed to filed, in accordance with Instruction B.2 to Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

As of the date of this Report, it is impracticable for the registrant to provide financial statements of the business acquired. In accordance with Item 7(a) of Form 8-K, such financial statements shall be filed by an amendment on Form 8-K/A in accordance with the requirements of Form 8-K.

(b) Pro forma financial information.

As of the date of this Report, it is impracticable for the registrant to provide pro forma financial information of the business acquired. In accordance with Item 7(a) of Form 8-K, such pro forma financial information shall be filed by an amendment on Form 8-K/A in accordance with the requirements of Form 8-K.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Asset Purchase Agreement dated as of December 10, 2007, by and among Edgewater Technology-Ranzal, Inc. and Vertical Pitch, LLC

99.1	Edgewater Technology, Inc. Press Release dated December 10, 2007.

*All Exhibits and Schedules have been omitted from the filed copy of this agreement, and the registrant will furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007	EDGEWATER TECHNOLOGY, INC.

	By:	/s/ Kevin R. Rhodes
	Name: Title:	Kevin R. Rhodes Chief Financial Officer (Principal Financial and Accounting Officer)